Exhibit 99.1

S.Y. Bancorp Announces Fourth Quarter 2010 Earnings Per Diluted Share of $0.44 versus $0.21 in the Year-Earlier Quarter

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 25, 2011--S.Y. Bancorp, Inc. (NASDAQ:SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today reported significantly improved financial results for the fourth quarter and year ended December 31, 2010. The following is a summary of the Company's reported results:

Quarter Ended December 31,	2010	2009	Change
Net income	$6,051,000	$2,884,000	110%
Net income per share, diluted	$0.44	$0.21	110%
Return on average equity	14.10%	7.36%
Return on average assets	1.26%	0.64%

Year Ended December 31,	2010	2009	Change
Net income	$22,953,000	$16,308,000	41%
Net income per share, diluted	$1.67	$1.19	40%
Return on average equity	14.03%	10.82%
Return on average assets	1.24%	0.95%

S.Y. Bancorp's higher earnings for the fourth quarter of 2010 compared with the prior-year period reflected strong results from the Company's core banking services as well as solid growth in other revenue sources. Consistent loan growth over the past year, along with a comparable quarterly improvement in the Company's net interest margin, provided a significant increase in net interest income for the fourth quarter of 2010. This increase, combined with higher non-interest income – led by ongoing growth in investment management and trust income – resulted in a 17% increase in total revenue for the fourth quarter compared with the year-earlier period. The Company's results for the fourth quarter and year ended December 31, 2010, also reflected lower loan loss provisions compared with prior-year periods primarily due to a $4.1 million loan loss provision in the fourth quarter of 2009 related to a fraudulent loan.

Commenting on the reported results, David Heintzman, Chairman and Chief Executive Officer, said, "S.Y. Bancorp posted another solid quarterly performance to close 2010, highlighted by growth in revenue and earnings, along with improved returns on average equity and assets. Equally telling of the Company's accomplishments in 2010, our earnings for the year matched the previous record amount of $1.67 per diluted share, posted for 2007 prior to the onset of the recession. As banks continue to struggle with serious asset quality issues, loan growth and capital adequacy, we are indeed pleased with our results for 2010 and the Company's resiliency in light of continued economic difficulty and its impact on our customers."

Continuing, Heintzman said, "We credit our success in 2010 to a broad-based strategy that capitalizes on our strong community bank presence in Louisville, coupled with our growing presence in Indianapolis and Cincinnati. This customer-focused approach to banking enabled us to increase our loan portfolio by $73 million in 2010 and provide core funding to support that growth in the form of $75 million in new deposits. Our newer markets in Indianapolis and Cincinnati continued to factor importantly in this growth.

"Additionally, the diversification of our revenue sources also has contributed greatly to our performance," Heintzman added. "While our brokerage and mortgage operations have continued to rebound from the effects of the recession, our investment management and trust department demonstrated significant growth during 2010, adding new fee income from both an expanding client base and a rebounding stock market. Total assets under management by our investment management and trust department now stand at nearly $1.7 billion."

Concluding, Heintzman said, "Although we are pleased with the Company's results for 2010, which mark significant progress in many important areas, we know the economic recovery remains uneven and uncertain, which will exert continued pressure on asset quality. Several things must improve to remedy this, including the job market and real estate values, so we believe we have by no means completed this economic cycle. Still, we remain confident in our strategies, our market positioning for consistent growth over the long term, the resiliency of our markets, and our ability to take advantage of market expansion opportunities in the ever-changing banking landscape. We also believe our culture, which provides an unmatched level of customer service together with a broad and responsive array of financial services and products, continues to distinguish the Company as a top performer among community banks across the country."

S.Y. Bancorp's total assets increased $111 million during 2010 to $1.903 billion from $1.791 billion at December 31, 2009. The Company's loan portfolio increased $73 million during the year to $1.508 billion at December 31, 2010, compared with $1.435 billion at December 31, 2009. Likewise, total deposits increased $75 million to $1.493 billion at December 31, 2010, from $1.418 billion a year ago.

In the fourth quarter of 2010, capital levels continued to strengthen and remained well in excess of that required to be considered "well-capitalized" under regulatory standards – the highest capital rating for financial institutions. The Tier 1 leverage ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio at December 31, 2010, were 10.31%, 12.06% and 13.93%, respectively, all exceeding the required minimums of 5%, 6% and 10%, respectively, necessary to be deemed a well-capitalized institution. The ratio of tangible common equity to total tangible assets (see reconciliation of GAAP/non-GAAP measures later in this release) was 8.89% as of December 31, 2010, up from 8.88% at September 30, 2010, and 8.54% at December 31, 2009.

Net interest income – the Company's largest source of revenue – increased $1,791,000 in the fourth quarter of 2010 to $17,324,000 from $15,533,000 in the year-earlier period. This increase primarily reflected continued growth in net interest-earning assets combined with a higher quarter-over-quarter net interest margin. In the fourth quarter of 2010, net interest margin was 3.92%, down five basis points from 3.97% in the third quarter of 2010, but up 20 basis points versus 3.72% in the fourth quarter of 2009. For the year ended December 31, 2010, net interest income increased $8,204,000 to $66,879,000 compared with $58,675,000 in the previous year. Net interest margin for the year ended December 31, 2010, rose 25 basis points to 3.93% from 3.68% for 2009.

Non-performing loans (NPLs) totaled $19,314,000 or 1.28% of total loans outstanding at December 31, 2010, up from $12,495,000 or 0.84% of total period-end loans at September 30, 2010, and $12,101,000 or 0.84% of period-end loans at December 31, 2009. The increase from the third quarter of 2010 reflected the reclassification of several unrelated loans to non-performing status due to the ongoing economic stress on borrowers witnessed from 2008 through 2010. Non-performing assets (NPAs), which include NPLs, other real estate owned and repossessed assets, rose to $24,759,000 or 1.30% of total assets at December 31, 2010, primarily because of the increase in NPLs. NPAs totaled $17,438,000 or 0.93% of total assets at September 30, 2010, and $13,717,000 or 0.77% of total assets at December 31, 2009. At current levels, NPLs and NPAs remain above the Company's historic range for these metrics over the past five years. Still, while year-end peer data is not yet available, the Company's credit quality metrics have continued to trend significantly below those of $1-to-$2.5 billion publically traded banks, which as of September 30, 2010, posted average NPLs and NPAs of 4.75% and 4.19%, respectively, according to a leading industry data service.

Even as the economy begins to show some signs of general improvement, these emerging indications are not even or broad-based, and the extended duration of the economic downturn continues to weaken many borrowers. These conditions will likely have an ongoing effect on certain borrowers until the real estate market and overall business conditions improve. Moreover, should market conditions worsen and foreclosed assets increase significantly, the Company's flexibility to approach collateral sales in an orderly fashion to minimize losses may be reduced and management may be forced to liquidate problem loans more rapidly, thus increasing the loss on these assets.

Net charge-offs in the fourth quarter of 2010 totaled $2,586,000 or 0.17% of average loans versus $1,195,000 or 0.08% of average loans in the third quarter of 2010, with the increase primarily reflecting partial charge-offs taken on NPLs in the fourth quarter. In the year-earlier quarter, net charge-offs totaled $5,314,000 or 0.37% of average loans, $4,125,000 or 0.29% of which related to the aforementioned fraudulent loan. Net charge-offs for the year ended December 31, 2010, were 0.40% of average loans compared with 0.59% for the year ended December 31, 2009.

The Company's loan loss provision for the fourth quarter of 2010 was $3,695,000 compared with $2,695,000 in the third quarter of 2010 and $5,475,000 in the year-earlier period, with the fourth quarter 2009 amount including a provision for the fraudulent loan. Since the Company is unable to determine how long business and economic conditions will continue to be depressed or when they will begin to improve, S.Y. Bancorp intends to continue with its historically conservative stance toward credit quality, remaining cautious in assessing the potential risk in the loan portfolio. The Company's allowance for loan losses was 1.69% of total loans at December 31, 2010, compared with 1.64% of total loans at September 30, 2010, and up from 1.39% at December 31, 2009.

Non-interest income increased $2,184,000 to $9,578,000 in the fourth quarter of 2010 compared with $7,394,000 in the same quarter last year. This increase primarily reflected a $745,000 increase in investment management and trust income – the Company's largest component of non-interest income. This increase also reflected increased gains on sales of mortgage loans in 2010, along with higher brokerage fees and commissions, bankcard transaction revenue, and other non-interest income. Non-interest income for the year ended December 31, 2010, increased $3,703,000 to $33,739,000 from $30,036,000 in the prior year, reflecting an increase of $2,080,000 in investment management and trust income along with higher bankcard transaction revenue and brokerage fees and commissions.

Non-interest expense increased $1,531,000 to $15,083,000 in the fourth quarter of 2010 versus $13,552,000 in the same period last year. The increase primarily reflected higher salaries and employee benefits expense due to increased staffing levels, mainly related to the Company's expansion in Cincinnati last year, profit-related bonus accruals, and higher health insurance costs. Non-interest expense increased $4,436,000 to $57,131,000 in the year ended December 31, 2010, from $52,695,000 in the year-earlier period primarily due to similar factors in addition to increased net occupancy expense and higher data processing costs, which together were partially offset by lower FDIC insurance due to the impact of a $786,000 special assessment in 2009 that did not recur in 2010. The Company's fourth quarter efficiency ratio was 55.25% compared with 58.44% in the fourth quarter of 2009; for the year, the efficiency ratio was 56.01% versus 58.70% for 2009. As management continues to maximize revenue and control expenses, the Company's efficiency ratio remains significantly ahead of the peer average – a testament to this successful effort.

In November 2010, S.Y. Bancorp's Board of Directors increased the quarterly cash dividend 6% to $0.18 per share. The latest dividend was distributed on January 3, 2011, to stockholders of record as of December 13, 2010.

Louisville, Kentucky-based S.Y. Bancorp, Inc., with $1.9 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT. The trust preferred securities of S.Y. Bancorp Capital Trust II also trade on the NASDAQ Global Select Market under the symbol SYBTP.

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company.

The following table provides a reconciliation of total stockholders' equity to tangible common equity in accordance with applicable regulatory requirements and GAAP. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

S.Y. Bancorp, Inc. Tangible Common Equity Ratio (Amounts in thousands)

	December 31, 2010	September 30, 2010	December 31, 2009
Total stockholders' equity (a)	$169,861	$167,609	$153,614
Less goodwill	(682)	(682)	(682)
Tangible common equity (c)	$169,179	$166,927	$152,932

Total assets (b)	$1,902,945	$1,881,122	$1,791,479
Less goodwill	(682)	(682)	(682)
Tangible assets (d)	$1,902,263	$1,880,440	$1,790,797

Total stockholders' equity to total assets (a/b)	8.93%	8.91%	8.57%
Tangible common equity ratio (c/d)	8.89%	8.88%	8.54%

S.Y. Bancorp, Inc. Financial Information
Fourth Quarter 2010 Earnings Release
(In thousands unless otherwise noted)

	Fourth Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Income Statement Data
Net interest income, fully tax equivalent (1)	$17,723	$15,797	$68,264	$59,729
Interest income
Loans	$19,989	$19,524	$79,203	$76,889
Federal funds sold	53	28	138	79
Mortgage loans held for sale	123	103	339	389
Securities	1,558	1,662	6,466	6,499
Total interest income	21,723	21,317	86,146	83,856
Interest expense
Deposits	2,884	4,048	13,170	18,001
Securities sold under agreements to repurchase	75	87	332	271
Federal funds purchased	14	10	45	63
Federal Home Loan Bank advances	563	776	2,266	3,341
Subordinated debentures	863	863	3,454	3,505
Total interest expense	4,399	5,784	19,267	25,181
Net interest income	17,324	15,533	66,879	58,675
Provision for loan losses	3,695	5,475	11,469	12,775
Net interest income after provision for loan losses	13,629	10,058	55,410	45,900
Non-interest income
Investment management and trust income	3,722	2,977	13,260	11,180
Service charges on deposit accounts	2,165	2,243	8,600	8,531
Bankcard transaction revenue	862	758	3,313	2,909
Gains on sales of mortgage loans held for sale	890	553	2,321	2,163
Gain (loss) on the sale of securities	-	(339)	159	(339)
Brokerage commissions and fees	652	491	2,136	1,749
Bank owned life insurance	253	251	995	988
Other non-interest income	1,034	460	2,955	2,855
Total non-interest income	9,578	7,394	33,739	30,036
Non-interest expense
Salaries and employee benefits expense	8,880	7,509	33,485	30,147
Net occupancy expense	1,226	1,104	4,934	4,185
Data processing expense	1,256	1,109	4,834	4,479
Furniture and equipment expense	321	319	1,272	1,234
FDIC insurance expense	538	549	2,038	2,687
Other non-interest expenses	2,862	2,962	10,568	9,963
Total non-interest expense	15,083	13,552	57,131	52,695
Net income before income tax expense	8,124	3,900	32,018	23,241
Income tax expense	2,073	1,016	9,065	6,933
Net income	$6,051	$2,884	$22,953	$16,308

Weighted average shares - basic	13,720	13,593	13,689	13,561
Weighted average shares - diluted	13,822	13,680	13,779	13,689

Net income per share, basic	$0.44	$0.21	$1.68	$1.20
Net income per share, diluted	0.44	0.21	1.67	1.19
Cash dividend declared per share	0.18	0.17	0.69	0.68

Balance Sheet Data (at period end)
Total loans			$1,508,425	$1,435,462
Allowance for loan losses			25,543	20,000
Total assets			1,902,945	1,791,479
Non-interest bearing deposits			247,465	211,352
Interest bearing deposits			1,246,003	1,206,832
Federal home loan bank advances			60,442	60,453
Subordinated debentures			40,900	40,930
Stockholders' equity			169,861	153,614
Total shares outstanding			13,737	13,607
Book value per share			12.37	11.29
Market value per share			24.55	21.35

S.Y. Bancorp, Inc. Financial Information
Fourth Quarter 2010 Earnings Release

	Fourth Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Average Balance Sheet Data
Average federal funds sold	$78,513	$62,752	$57,433	$42,759
Average investment securities	206,014	187,633	199,383	174,831
Average loans	1,492,674	1,422,930	1,469,116	1,391,644
Average earning assets	1,794,477	1,686,836	1,738,718	1,621,757
Average assets	1,907,385	1,782,938	1,847,452	1,717,474
Average interest bearing deposits	1,234,909	1,173,119	1,218,595	1,133,048
Average total deposits	1,484,224	1,388,964	1,454,239	1,331,936
Average securities sold under agreement to repurchase	65,134	57,176	56,919	51,145
Average federal funds purchased	25,862	19,879	21,750	23,062
Average short-term borrowings	1,327	1,339	1,269	1,139
Average long-term debt	115,039	119,732	110,060	121,834
Average interest bearing liabilities	1,442,271	1,371,245	1,408,593	1,330,228
Average stockholders' equity	170,320	155,513	163,572	150,721

Performance Ratios
Annualized return on average assets	1.26%	0.64%	1.24%	0.95%
Annualized return on average equity	14.10%	7.36%	14.03%	10.82%
Net interest margin, fully tax equivalent	3.92%	3.72%	3.93%	3.68%
Non-interest income to total revenue, fully tax equivalent	35.08%	31.88%	33.08%	33.46%
Efficiency ratio	55.25%	58.44%	56.01%	58.70%

Capital Ratios
Average stockholders' equity to average assets	8.93%	8.72%	8.85%	8.78%
Tier 1 risk-based capital			12.06%	11.66%
Total risk-based capital			13.93%	13.55%
Leverage			10.31%	10.16%

Loans by Type
Commercial and industrial			$343,956	$336,889
Construction and development			159,482	204,653
Real estate mortgage - commercial investment			343,163	326,421
Real estate mortgage - owner occupied commercial			336,032	230,001
Real estate mortgage - 1-4 family residential			157,983	147,342
Home equity - first lien			39,449	41,644
Home equity - junior lien			91,813	108,398
Consumer			36,547	40,114

Asset Quality Data
Allowance for loan losses to total loans			1.69%	1.39%
Allowance for loan losses to average loans	1.71%	1.41%	1.74%	1.44%
Allowance for loan losses to non-performing loans			132.25%	165.28%
Nonaccrual loans			$14,388	$10,455
Troubled debt restructuring			2,882	753
Loans - 90 days past due & still accruing			2,044	893
Total non-performing loans			19,314	12,101
OREO and repossessed assets			5,445	1,616
Total non-performing assets			24,759	13,717
Non-performing loans to total loans			1.28%	0.84%
Non-performing assets to total assets			1.30%	0.77%
Net charge-offs to average loans (2)	0.17%	0.37%	0.40%	0.59%
Net charge-offs	$2,586	$5,314	$5,927	$8,156

Other Information
Total assets under management (in millions)			$1,698	$1,546
Full-time equivalent employees			475	470

S.Y. Bancorp, Inc. Financial Information
Fourth Quarter 2010 Earnings Release

	Five Quarter Comparison
	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Income Statement Data
Net interest income, fully tax equivalent (1)	$17,723	$17,597	$16,873	$16,071	$15,797
Net interest income	$17,324	$17,214	$16,547	$15,794	$15,533
Provision for loan losses	3,695	2,695	2,384	2,695	5,475
Net interest income after provision for loan losses	13,629	14,519	14,163	13,099	10,058
Investment management and trust income	3,722	3,045	3,232	3,261	2,977
Service charges on deposit accounts	2,165	2,250	2,187	1,998	2,243
Bankcard transaction revenue	862	837	863	751	758
Gains on sales of mortgage loans held for sale	890	601	445	385	553
Gain (loss) on the sale of securities	-	159	-	-	(339)
Brokerage commissions and fees	652	525	503	456	491
Bank owned life insurance	253	251	248	243	251
Other non-interest income	1,034	594	445	882	460
Total non-interest income	9,578	8,262	7,923	7,976	7,394
Salaries and employee benefits expense	8,880	8,197	8,319	8,089	7,509
Net occupancy expense	1,226	1,136	1,296	1,276	1,104
Data processing expense	1,256	1,119	1,322	1,137	1,109
Furniture and equipment expense	321	316	321	314	319
FDIC Insurance expense	538	498	531	471	549
Other non-interest expenses	2,862	2,643	2,592	2,471	2,962
Total non-interest expense	15,083	13,909	14,381	13,758	13,552
Net income before income tax expense	8,124	8,872	7,705	7,317	3,900
Income tax expense	2,073	2,507	2,149	2,336	1,016
Net income	$6,051	$6,365	$5,556	$4,981	$2,884

Weighted average shares - basic	13,720	13,701	13,690	13,645	13,593
Weighted average shares - diluted	13,822	13,807	13,790	13,718	13,680

Net income per share, basic	$0.44	$0.46	$0.41	$0.37	$0.21
Net income per share, diluted	0.44	0.46	0.40	0.36	0.21
Cash dividend declared per share	0.18	0.17	0.17	0.17	0.17

Balance Sheet Data (at period end)
Total loans	$1,508,425	$1,489,398	$1,477,304	$1,441,196	$1,435,462
Allowance for loan losses	25,543	24,433	22,933	21,811	20,000
Total assets	1,902,945	1,881,122	1,859,478	1,801,977	1,791,479
Non-interest bearing deposits	247,465	251,481	250,427	232,201	211,352
Interest bearing deposits	1,246,003	1,211,298	1,223,404	1,202,813	1,206,832
Federal home loan bank advances	60,442	80,445	70,448	60,450	60,453
Subordinated debentures	40,900	40,900	40,900	40,900	40,930
Stockholders' equity	169,861	167,609	162,035	157,336	153,614
Total shares outstanding	13,737	13,707	13,695	13,683	13,607
Book value per share	12.37	12.23	11.83	11.50	11.29
Market value per share	24.55	24.82	22.98	22.75	21.35

S. Y. Bancorp, Inc. Financial Information
Fourth Quarter 2010 Earnings Release

	Five Quarter Comparison
	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Average Balance Sheet Data
Average loans	$1,492,674	$1,484,741	$1,460,147	$1,438,138	$1,422,930
Average assets	1,907,385	1,871,048	1,813,302	1,796,599	1,782,938
Average earning assets	1,794,477	1,760,255	1,703,151	1,695,669	1,686,836
Average total deposits	1,484,224	1,464,119	1,441,865	1,425,999	1,388,964
Average long-term debt	115,039	117,650	105,964	101,355	119,732
Average interest bearing liabilities	1,442,271	1,412,640	1,391,586	1,387,228	1,371,245
Average stockholders' equity	170,320	165,578	159,983	158,252	155,513

Performance Ratios
Annualized return on average assets	1.26%	1.35%	1.23%	1.12%	0.64%
Annualized return on average equity	14.10%	15.25%	13.93%	12.76%	7.36%
Net interest margin, fully tax equivalent	3.92%	3.97%	3.97%	3.84%	3.72%
Non-interest income to total revenue, fully
tax equivalent	35.08%	31.95%	31.95%	33.17%	31.88%
Efficiency ratio	55.25%	53.79%	58.00%	57.21%	58.44%

Capital Ratios
Average stockholders' equity to average assets	8.93%	8.85%	8.82%	8.81%	8.72%
Tier 1 risk-based capital	12.06%	11.99%	11.83%	11.83%	11.66%
Total risk-based capital	13.93%	13.87%	13.71%	13.73%	13.55%
Leverage	10.31%	10.29%	10.36%	10.26%	10.16%

Loans by Type
Commercial and industrial	$343,956	$336,594	$315,462	$299,878	$336,889
Construction and development	159,482	174,546	182,436	200,529	204,653
Real estate mortgage - commercial investment	343,163	333,568	337,830	320,544	326,421
Real estate mortgage - owner occupied commercial	336,032	312,137	304,540	282,258	230,001
Real estate mortgage - 1-4 family residential	157,983	159,604	161,466	159,733	147,342
Home equity - 1st lien	39,449	40,428	41,043	39,676	41,644
Home equity - junior lien	91,813	95,368	98,119	101,126	108,398
Consumer	36,547	37,153	36,408	37,452	40,114

Asset Quality Data
Allowance for loan losses to total loans	1.69%	1.64%	1.55%	1.51%	1.39%
Allowance for loan losses to average loans	1.71%	1.65%	1.57%	1.52%	1.41%
Allowance for loan losses to non-performing loans	132.25%	195.54%	166.13%	161.78%	165.28%
Nonaccrual loans	$14,388	$8,485	$9,640	$9,546	$10,455
Troubled debt restructuring	2,882	3,544	3,548	3,574	753
Loans - 90 days past due & still accruing	2,044	466	616	362	893
Total non-performing loans	19,314	12,495	13,804	13,482	12,101
OREO and repossessed assets	5,445	4,943	2,038	2,609	1,616
Total non-performing assets	24,759	17,438	15,842	16,091	13,717
Non-performing loans to total loans	1.28%	0.84%	0.93%	0.94%	0.84%
Non-performing assets to total assets	1.30%	0.93%	0.85%	0.89%	0.77%
Net charge-offs to average loans (2)	0.17%	0.08%	0.09%	0.06%	0.37%
Net charge-offs	$2,586	$1,195	$1,262	$884	$5,314

Other Information
Total assets under management (in millions)	$1,698	$1,578	$1,499	$1,574	$1,546
Full-time equivalent employees	475	473	474	471	470

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.
(2) - Interim ratios not annualized

Certain prior-period amounts have been reclassified to conform with current presentation.

CONTACT:
S.Y. Bancorp, Inc.
Nancy B. Davis
Executive Vice President, Treasurer and Chief Financial Officer
502-625-9176